UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010 (January 28, 2010)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Equity Award to Chief Executive Officer

On January 28, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of National Penn Bancshares, Inc. (“National Penn”) awarded 45,378 shares of restricted stock to Scott V. Fainor, President and Chief Executive Officer, under National Penn’s shareholder-approved Long-Term Incentive Compensation Plan.  This award is evidenced by a Restricted Stock Agreement between National Penn and Mr. Fainor, dated January 28, 2010 (the “Restricted Stock Agreement”).  Under the Restricted Stock Agreement, these shares of restricted stock will vest (i) two years from their date of grant (i.e., January 28, 2012), provided that Mr. Fanior performs substantial services for National Penn during such time or (ii) earlier upon his death or disability, or if National Penn experiences a change in control event.  However, these shares will remain subject to transfer restrictions until these restrictions lapse in accordance with the following schedule:  (i) with respect to the first 25% of these shares, the transfer restrictions will lapse on the date when National Penn repurchases 25% or more of the stock the U.S. Department of the Treasury ("Treasury") purchased under the Troubled Asset Relief Program Capital Purchase Program ("TARP") ; (ii) with respect to the second 25% of these shares, the transfer restrictions will lapses when on the date that National Penn repurchases 50% or more of the stock Treasury purchased under TARP; (iii) with respect to the third 25% of these shares, the transfer restrictions will lapse on the date that National Penn repurchases 75% or more of the stock Treasury purchased under TARP; and (iv) with re spect to the remaining 25% of these shares, the transfer restrictions will lapse on the date that National Penn repurchases 100% of the stock Treasury purchased under TARP.  If, however, National Penn repurchases 100% of the stock Treasury purchased under TARP before the shares are fully vested, the shares will become fully vested and all transfer restrictions applicable to the shares will lapse.

The preceding description of the Restricted Stock Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Restricted Stock Agreement, a copy of which is being filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Equity Award to Chief Accounting Officer

On February 1, 2010, the Committee granted non-qualified stock options for 5,000 shares of National Penn common stock to Keene S. Turner, Chief Accounting Officer, under National Penn’s shareholder-approved Long-Term Incentive Compensation Plan.  This stock option grant is evidenced by a Non-Qualified Stock Option Agreement between National Penn and Mr. Turner, dated February 1, 2010 (the “Option Agreement”).  Under the Option Agreement:

•	Each option has an exercise price of $5.85 per share (the closing price of National Penn common stock on February 1, 2010).

•	Each option vests (becomes exercisable) in 20 percent increments annually, beginning February 1, 2011.

•	Each option expires on March 1, 2020 if not earlier exercised, forfeited or terminated.

The preceding description of the Option Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Option Agreement, a copy of which is being filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits.

10.1	Restricted Stock Agreement between National Penn Bancshares, Inc. and Scott V. Fainor, dated January 28, 2010.

10.2	Non-Qualified Stock Option Agreement between National Penn Bancshares, Inc. and Keene S. Turner, dated February 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By:	/s/ Scott V. Fainor
Name:	Scott V. Fainor
Title:	President and CEO

Dated: February 3, 2010

EXHIBIT INDEX

Number	Description	Method of Filing
10.1	Restricted Stock Agreement between National Penn Bancshares, Inc. and Scott V. Fainor, dated January 28, 2010.	Filed herewith.

10.2	Non-Qualified Stock Option Agreement between National Penn Bancshares, Inc. and Keene S. Turner, dated February 1, 2010.	Filed herewith.